EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report (and to all references to our Firm) dated February 2, 1999 (except with respect to the matter discussed in Note 14, as to which the date is March 26, 1999) into the Company's previously filed Registration Statements (File No. 333-92290-99, 333-36361, 333-36427, 333-47401,
333-47267, 333-47849, 333-52585, 333-34883,  333-43399). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998, nor performed any audit procedures subsequent to the date of our reports.


/s/ ARTHUR ANDERSEN LLP



ARTHUR ANDERSEN LLP
Boston, Massachusetts
March 26, 1999